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                                                                      EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 listed below of Johnson Controls, Inc. of our report dated October 22, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 22, 2001 relating to the Financial Statement Schedule, which appears in this Form 10-K.

1. Post-Effective Amendment No. 6 to Form S-16 on Form S-3 (Registration No. 2-64288)

2.   Registration Statement on Form S-8 (Registration No. 33-30309)

3.   Registration Statement on Form S-8 (Registration No. 33-31271)

4.   Registration Statement on Form S-3 (Registration No. 33-50110)

5.   Registration Statement on Form S-8 (Registration No. 33-58092)

6.   Registration Statement on Form S-8 (Registration No. 33-58094)

7.   Registration Statement on Form S-8 (Registration No. 33-49862)

8.   Post-Effective Amendment No. 1 to Form S-8 (Registration No. 33-49862)

9.   Registration Statement on Form S-3 (Registration No. 33-57685)

10.  Registration Statement on Form S-3 (Registration No. 33-64703)

11.  Registration Statement on Form S-8 (Registration No. 333-10707)

12.  Registration Statement on Form S-3 (Registration No. 333-13525)

13.  Registration Statement on Form S-8 (Registration No. 333-36311)

14.  Registration Statement on Form S-8 (Registration No. 333-66073)

15.  Registration Statement on Form S-8 (Registration No. 333-41564)

16.  Registration Statement on Form S-3 (Registration No. 333-59594)

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 21, 2001